EXHIBIT 21.1

AMERICAN REALTY INVESTORS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of American Realty Investors, Inc. , the percentage of ownership and the state or other jurisdiction of organization or incorporation as of December 31, 2006. Partnership and limited liability company ownership includes ownership held through one or more subsidiaries.

Name Of Entity	Ownership	Jurisdiction
Corporations:
American Realty Trust, Inc.	100.00%	Georgia
A Williamsburg, Inc.	100.00%	Nevada
American Mart Hotel Corporation	100.00%	Nevada
ART Chateau Corporation	100.00%	Nevada
ART Collection, Inc.	100.00%	Nevada
ART Edina, Inc.	100.00%	Nevada
ART Elm Fork Ranch, Inc.	100.00%	Nevada
ART Florentina, Inc.	100.00%	Nevada
ART Florida Partners, Inc.	100.00%	Nevada
ART Florida Partners I, Inc.	100.00%	Nevada
ART GNB, Inc.	100.00%	Nevada
ART Grapevine, Inc.	100.00%	Nevada
ART Hawthorne, Inc.	100.00%	Nevada
ART Holdings, Inc.	100.00%	Nevada
ART Hotel Equities, Inc.	100.00%	Nevada
ART Lake Chateau, Inc.	100.00%	Nevada
ART Mason Park, Inc.	100.00%	Nevada
ART Mediterranean Corporation	100.00%	Nevada
ART Oceanview Corporation	100.00%	Nevada
ART Palm, Inc.	100.00%	Nevada
ART Piccadilly Airport Beverage, Inc	100.00%	Nevada
ART Piccadilly Shaw Beverage, Inc.	100.00%	Nevada
ART Piccadilly University Beverage, Inc.	100.00%	Nevada
ART Sunset Corporation	100.00%	Nevada
ART Walker Cummings, Inc.	100.00%	Delaware
ART Westwood FL, Inc.	100.00%	Nevada
Denver Merchandise Mart, Inc.	100.00%	Colorado
Denver Merchandise Mart Employers, Inc.	49.00%	Colorado
Valley Corporation	100.00%	Colorado
Downtown Development, Inc.	100.00%	Nevada
EQK Holdings, Inc.	100.00%	Nevada
EQK Port Olpenitz, Inc.	100.00%	Nevada
Port Olpenitz GMBH	90.00%	Germany
EQK Portage, Inc.	100.00%	Nevada
SH Chemical US, Inc.	100.00%	Nevada
Garden National Realty, Inc.	100.00%	Nevada
Palmer Lane Golf, Inc.	100.00%	Texas
Water’s Edge III Corporation	100.00%	Mississippi
Water’s Edge IV Corporation	100.00%	Mississippi
ARI Enterprise, Inc.	100.00%	Nevada
Davister Tiberon Corporation	100.00%	Nevada
Income Opportunity Acquisition Corporation	100.00%	Nevada

Name Of Entity	Ownership	Jurisdiction
Corporations: (Continued)
Midland Odessa Properties, Inc.	31.30%	California
Transcontinental Realty Acquisition Corporation	100.00%	Nevada
LLC Interests (including direct and indirect ownership through subsidiaries):
ART Palm, LLC	100.00%	Delaware
ART Piccadilly Airport, LLC	100.00%	California
ART Piccadilly Chateau, LLC	100.00%	California
ART Piccadilly Shaw, LLC	100.00%	California
ART Piccadilly University, LLC	100.00%	California
ART Pioneer Crossing, LLC	100.00%	Nevada
EQK Holdings, LLC	100.00%	Nevada
EQK Governors Square, LLC	100.00%	Nevada
EQK Sesame Square, LLC	100.00%	Nevada
EQK Texas Plaza Land, LLC	100.00%	Nevada
EQK Texas Properties, LLC	100.00%	Nevada
EQK Windmill Farms, LLC	100.00%	Nevada
Four Hickory Center, LLC	100.00%	Nevada
GC Merchandise Mart, LLC	100.00%	Delaware
LK-Four Hickory, LLC	28.57%	Nevada
NLP Holdings I, LLC	100.00%	Texas

Partnerships (including direct and indirect ownership through subsidiaries):
ART Palm, LP	100.00%	Texas
Cross County National Associates, LP	100.00%	Illinois
Edina Park Plaza Associates Limited Partnership	100.00%	Texas
Elm Fork Ranch Partners, LTD	100.00%	Texas
Garden Arlington Place, LP	100.00%	Delaware
Garden Capital, LP	100.00%	Delaware
Garden Chateau, LP	100.00%	Delaware
Garden La Mirada, LP	100.00%	Delaware
Garden Regency Falls, LP	100.00%	Delaware
Garden Villa Del Mar, LP	100.00%	Delaware
Garden Whispering Pines, LP	100.00%	Delaware
Garden Woodlake, LP	100.00%	Delaware
Grapevine American, LTD	100.00%	Texas
Hawthorn Lakes Associates, LTD	100.00%	Texas
IGCH Villager Associates, LTD	100.00%	Florida
Metra Arbor Pointe, LP	9.39%	Delaware
Metra Brighton Court, LP	9.39%	Delaware
Metra Cross Pool 1, LP	9.39%	Delaware
Metra Cross Pool 2, LP	9.39%	Delaware
Metra Delmar Valley, LP	9.39%	Delaware
Metra Enclave, LP	9.39%	Delaware
Metra Fairway View, LP	9.39%	Delaware
Metra Fountain Lake, LP	9.39%	Delaware
Metra Harper’s Ferry, LP	9.39%	Delaware
Metra Meridian, LP	9.39%	Delaware
Metra Quail Oaks, LP	9.39%	Delaware
Metra Sunchase, LP	9.39%	Delaware
Metra Westwood, LP	9.39%	Delaware
Metra Willow Creek, LP	9.39%	Delaware
Metra Wood Hollow, LP	9.39%	Delaware
National Operating, LP	100.00%	Delaware

Name Of Entity	Ownership	Jurisdiction
Corporations: (Continued)
National Realty, LP	100.00%	Delaware
NLP Cooley Associates, LP	100.00%	Texas
Ocean Beach Partners, LP	100.00%	Delaware
Quail Pointe National Associates	100.00%	Alabama
Regency National Associates	100.00%	Nebraska
ARI Enterprise, Inc.	100.00%	Nevada
Davister Tiberon Corporation	100.00%	Nevada
Income Opportunity Acquisition Corporation	100.00%	Nevada
Midland Odessa Properties, Inc.*	31.30%	California
Transcontinental Realty Acquisition Corporation **	100.00%	Nevada
Partnerships:
ART Carriage Park Associates, LTD	1.00%	Texas
ART Palm, LP	Varies	Texas
Campbell Centre Associates, LTD	65.00%	Texas
Edina Park Plaza Associates Limited Partnership	Varies	Texas
Elm Fork Ranch Partners, LTD	100.00%	Texas
Garden Capital, L.P.	100.00%	Delaware
Grapevine American, LTD	100.00%	Texas
Hawthorn Lakes Associates, LTD	Varies	Texas
Hickory Centre IV, LP	76.00%	Texas
IGCH Villager Associates, LTD	100.00%	Florida
METRA Arbor Pointe, LP	9.39%	Delaware
METRA Brighton Court, LP	9.39%	Delaware
METRA Cross Pool 1, LP	9.39%	Delaware
METRA Cross Pool 2, LP	9.39%	Delaware
METRA Delmar Valley, LP	9.39%	Delaware
METRA Enclave, LP	9.39%	Delaware
METRA Fairway View, LP	9.39%	Delaware
METRA Fountain Lake, LP	9.39%	Delaware
METRA Harper’s Ferry, LP	9.39%	Delaware
METRA Meridian, LP	9.39%	Delaware
METRA Quail Oaks, LP	9.39%	Delaware
METRA Sunchase, LP	9.39%	Delaware
METRA Westwood, LP	9.39%	Delaware
METRA Willow Creek, LP	9.39%	Delaware
METRA Wood Hollow, LP	9.39%	Delaware
National Operating, LP	100.00%	Delaware
National Realty, LP	100.00%	Delaware
NLP 56 Expressway Associates, LP	100.00%	Texas
NLP Cooley Associates, LP	100.00%	Texas
NLP Varner Road, LTD	100.00%	Texas
Ocean Beach Partners, LP	100.00%	Delaware
Quail Pointe National Associates	100.00%	Alabama
Regency National Associates	100.00%	Nebraska
Limited Liability Companies:
A Williamsburg, LLC	19.00%	Nevada
ART Collection I, LLC	100.00%	Delaware
ART Piccadilly Airport, LLC	Varies	California
ART Piccadilly Chateau, LLC	Varies	California
ART Piccadilly Shaw, LLC	Varies	California
ART Piccadilly University, LLC	Varies	California
ART Pioneer Crossing, LLC	100.00%	Nevada

Name Of Entity	Ownership	Jurisdiction
Limited Liability Companies: (Continued)
ATI Holdings Managing Member, LLC	Varies	Nevada
EQK Holdings, LLC	100.00%	Nevada
EQK Sesame Square, LLC	100.00%	Nevada
EQK Texas Plaza Land, LLC	100.00%	Nevada
EQK Texas Properties, LLC	100.00%	Nevada
EQK Windmill Farms, LLC	100.00%	Nevada
Garden Capital, LLC	100.00%	Delaware
GC Merchandise Mart, LLC	100.00%	Delaware
Holdings of ATI, LLC	Varies	Delaware
NLP Holdings I, LLC	100.00%	Texas

*	ARI owns 31.3%, TCI owns 48.8%, and IORI owns 19.9%
**	Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), is also an indirect subsidiary of the Registrant through the ownership of approximately 82.2% of the outstanding common stock of TCI by EQK Holdings, Inc. (66.8%), and Transcontinental Realty Acquisition Corporation (15.4%). A list of all subsidiaries and partnership interests of TCI is filed as Exhibit 21.0 to TCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “TCI Form 10-K”) which was filed with the Commission on March 31, 2007, which Exhibit 21.0 is incorporated by reference herein.